A. Settlement Statement

U.S. Department of Housing and Urban Development

OMB Approval No. 2502-0265

B. Type of Loan			
1. ☐ FHA 2. ☐ RHS 3. ☐ Conv. Unins. 4. ☐ VA 5. ☐ Conv. Ins.	6. File Number 26-0725S	7. Loan Number	8. Mortgage Insurance Case Number

C. Note: This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "(p.o.c.)" were paid outside the closing; they are shown here for information purposes and are not included in the totals.

D. Name and Address of Borrower	E. Name and Address of Seller	F. Name and Address of Lender
West Georgia Real Estate LLC 3117 Nightingale Lane Douglasville, GA 30135	Landa App LLC - 8653 Ashley Way Douglasville GA LLC 996 Greenwood Ave. NE, Unit 1 Atlanta, GA 30306	

G. Property Location	H. Settlement Agent	
8653 Ashley Way Douglasville, GA 30134 Ashley Oaks, Unit 1, Lot 35 Douglas County, Georgia	HARTLEY, ROWE & FOWLER, P.C Place of Settlement 12301 VETERANS MEMORIAL HIGHWAY DOUGLASVILLE, GA 30134 770-920-2000	I. Settlement Date 08/20/2026 DD: 08/20/2026

J. SUMMARY OF BORROWER'S TRANSACTION:		K. SUMMARY OF SELLER'S TRANSACTION:	
100. GROSS AMOUNT DUE FROM BORROWER		400. GROSS AMOUNT DUE TO SELLER	
101. Contract sales price	100,000.00	401. Contract sales price	100,000.00
102. Personal property		402. Personal property	
103. Settlement charges to borrower (line 1400)	1,870.50	403.	
104.		404.	
105.		405.	
Adjustments for items paid by seller in advance		Adjustments for items paid by seller in advance	
106. City/town taxes to		406. City/town taxes to	
107. County taxes to		407. County taxes to	
108. Assessments to		408. Assessments to	
109.		409.	
110.		410.	
111.		411.	
112.		412.	
120. GROSS AMOUNT DUE FROM BORROWER	101,870.50	420. GROSS AMOUNT DUE TO SELLER	100,000.00
200. AMOUNTS PAID BY OR IN BEHALF OF BORROWER		500. REDUCTIONS IN AMOUNT TO SELLER	
201. Deposit or earnest money	1,000.00	501. Excess Deposit (see instructions)	
202. Principal amount of new loan(s)		502. Settlement charges to seller (line 1400)	3,050.00
203. Existing loan(s) taken subject to		503. Existing loans taken subject to	
204.		504. Payoff of first mortgage loan Shellpoint Mortgage Servicing	68,625.94
205.		505. Payoff of second mortgage loan	
206.		506.	
207.		507. GA Withholding Tax	3,000.00
208.		508.	
209.		509.	
Adjustments for items unpaid by seller		Adjustments for items unpaid by seller	
210. City/town taxes to		510. City/town taxes to	
211. County taxes 01/01 to 08/20	974.79	511. County taxes 01/01 to 08/20	974.79
212. Assessments to		512. Assessments to	
213. August Rent 08/20 to 08/31	461.29	513. August Rent 08/20 to 08/31	461.29
214. Security Deposit	520.00	514. Security Deposit	520.00
215.		515.	
216.		516.	
217.		517.	
218.		518.	
219.		519.	
220. TOTAL PAID BY / FOR BORROWER	2,956.08	520. TOTAL REDUCTION AMOUNT DUE SELLER	76,632.02
300. CASH AT SETTLEMENT FROM OR TO BORROWER		600. CASH AT SETTLEMENT TO OR FROM SELLER	
301. Gross amount due from borrower (line 120)	101,870.50	601. Gross amount due to seller (line 420)	100,000.00
302. Less amounts paid by/for borrower (line 220)	2,956.08	602. Less reduction amount due to seller (line 520)	76,632.02
303. CASH FROM BORROWER	98,914.42	603. CASH TO SELLER	23,367.98

...TLEMENT CHARGES: File Number: 26-0725S	PAID FROM BORROWER'S FUNDS AT SETTLEMENT	PAID FROM SELLER'S FUNDS AT SETTLEMENT
...AL SALES/BROKER'S COMMISSION based on price $ 100,000.00 @ .00 = 3,185.00		
...ivision of commission (line 700) as follows:		
$ 3,000.00 to Keller Williams Real Estate Atlanta Midtown		
$ 185.00 to Virtual Properties Realty		
...03. Commission paid at Settlement	185.00	3,000.00
704.		
800. ITEMS PAYABLE IN CONNECTION WITH LOAN P.O.C.		
801. Loan Origination Fee %		
802. Loan Discount %		
803. Appraisal Fee to		
804. Credit Report to		
805. Lender's Inspection Fee to		
806. Mtg. Ins. Application Fee to		
807. Assumption Fee to		
808.		
809.		
810.		
811.		
812.		
813.		
814.		
815.		
900. ITEMS REQUIRED BY LENDER TO BE PAID IN ADVANCE		
901. Interest from to @$ /day		
902. Mortgage Insurance Premium to		
903. Hazard Insurance Premium yrs. to		
904.		
905.		
1000. RESERVES DEPOSITED WITH LENDER FOR		
1001. Hazard Insurance mo. @$ / mo.		
1002. Mortgage Insurance mo. @$ / mo.		
1003. City property taxes mo. @$ / mo.		
1004. County property taxes mo. @$ / mo.		
1005. Annual Assessments mo. @$ / mo.		
1006. mo. @$ / mo.		
1007. mo. @$ / mo.		
1008. Aggregate Reserve for Hazard/Flood Ins, City/Count		
1100. TITLE CHARGES		
1101. Settlement or closing fee to		
1102. Abstract or title search to		
1103. Title examination to HARTLEY, ROWE & FOWLER	250.00	
1104. Title insurance binder to		
1105. Document preparation to		
1106. Notary fees to		
1107. Attorney's fees to HARTLEY, ROWE & FOWLER	650.00	
(includes above item No:)		
1108. Title insurance to HARTLEY, ROWE & FOWLER	660.00	
(includes above item No:)		
1109. Lender's coverage		
1110. Owner's coverage 100,000.00 — 660.00		
1111. Post Closing Services HARTLEY, ROWE & FOWLER		50.00
1112.		
1113.		
1200. GOVERNMENT RECORDING AND TRANSFER CHARGES		
1201. Recording fees Deed $ 25.00 ; Mortgage $; Releases $	25.00	
1202. City/county/stamps Deed $; Mortgage $		
1203. State tax/stamps Deed $ 100.00 ; Mortgage $	100.00	
1204. E-Filing Fee	0.50	
1205.		
1300. ADDITIONAL SETTLEMENT CHARGES		
1301. Survey to		
1302. Pest inspection to		
1303.		
1304.		
1305.		
1306.		
1307.		
1308.		
1400. TOTAL SETTLEMENT CHARGES (enter on lines 103 and 502, Sections J and K)	1,870.50	3,050.00

EXHIBIT "A"

ADDENDUM TO SETTLEMENT STATEMENT

PURCHASER:	**WEST GEORGIA REAL ESTATE LLC**
SELLER:	**LANDA APP LLC – 8653 ASHLEY WAY DOUGLASVILLE GA LLC**
PROPERTY:	**8653 ASHLEY WAY, DOUGLASVILLE, GA 30134**
CLOSING DATE:	**AUGUST 20, 2026**
FILE NO:	**26-0725S**
SETTLEMENT AGENT:	**HARTLEY, ROWE & FOWLER, P.C.**

Seller and Purchaser acknowledge and agree as follows:

1. Closing Attorney Representation. The Seller and Purchaser hereby acknowledge (a) that the legal services performed by Hartley, Rowe & Fowler, P.C., Attorneys at Law, are on behalf of Purchaser in connection with this transaction; (b) that any fees paid to Hartley, Rowe & Fowler, P.C. are for representation of Purchaser; and (c) that Hartley, Rowe & Fowler, P.C. does not represent any other party in this transaction.

2. Property Tax Proration Estimates. Property taxes are prorated based upon prior or current year amounts. If a final tax bill or amount varies by more than 5% from the amount estimated at closing, Purchaser and Seller agree to adjust prorations after closing based upon the final bill upon notice by either to the other in a timely manner. Seller shall transmit the current year's property tax bill to Purchaser promptly upon receipt. If Purchaser receives the tax bill, Purchaser shall remit payment to the taxing authority.

3. Recording Costs. Any surplus recording fees will be refunded to the Purchaser, and Purchaser shall reimburse Hartley, Rowe & Fowler, P.C. for any shortage in recording fees.

4. Responsibility for Expenses. Disbursements to third parties from this closing may be based upon information provided to the Settlement Agent by others, or on good faith estimate of costs. If an item payable by Seller or Purchaser is not accepted by the payee as being the current sum due, the party charged with that item on the Settlement Statement shall be responsible for any sum remaining due and shall remit that sum to the payee or closing attorney promptly upon notice from the Settlement Agent. Any dispute over the amount paid or owed shall be the responsibility of the obligated party to resolve with the payee after payment. Any overpayment will be refunded to the paying party. Services for any activities of the Settlement Agent to resolve such matters after closing may be billed to the responsible party at standard hourly rates, and the responsible party agrees to promptly pay the Settlement Agent upon receipt of an invoice.

5. Agreement to Correct Clerical Errors. In the event of a typographical mistake or clerical error in any of the documents or in any of the amounts paid or received at closing, or resulting from closing, Seller and Purchaser agree, within ten (10) days of receiving a request, to promptly execute such documents as requested by Settlement Agent and to pay any and all amounts due or owing as a result of such error.

6. Execution of Agreement. This Settlement Memorandum and Addendum may be executed in multiple counterparts, and compiled to form one composite original. Signatures by facsimile and electronic signatures shall be effective as original signatures.

7. Authorization to Disburse. Seller and Purchaser each agree and acknowledge that they have reviewed and approved the adjustments, prorations and disbursements shown in the Settlement Memorandum.

PURCHASER:

WEST GEORGIA REAL ESTATE LLC,
a Georgia limited liability company

By: ______________________
NASIR MANZOOR, MEMBER

SELLER:

LANDA APP LLC – 8653 ASHLEY WAY DOUGLASVILLE GA LLC, a Delaware limited liability company

By: LANDA HOLDINGS, INC., a Delaware corporation, MANAGER

By: ______________________
SAMMIYA MUJTABA, COO

SETTLEMENT AGENT:

HARTLEY, ROWE & FOWLER, P.C.

By: ______________________
SCOTT P. NEWLAND